EXHIBIT 25.C

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

COLORADO INTERSTATE GAS COMPANY	Delaware	38-1281755

COLORADO INTERSTATE ISSUING CORPORATION	Delaware	26-1397951
(Exact name of obligor as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(713) 420-2600
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
3-15.	Not applicable.
16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 20th day of March, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, as amended:
COLORADO INTERSTATE GAS COMPANY
COLORADO INTERSTATE ISSUING CORPORATION
The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

Houston, Texas
March 20, 2009

REPORT OF CONDITION
Consolidating domestic subsidiaries of
The Bank of New York Mellon Trust Company NA
in the state of CA at close of business on December 31, 2008 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

		Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		2,739
Interest-bearing balances		0
Securities:
Held-to-maturity securities		26
Available-for-sale securities		430,112
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		28,500
Securities purchased under agreements to resell		50,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		11,261
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Intangible assets:
Goodwill		876,153
Other intangible assets		272,502
Other assets		181,657
Total assets		1,852,951

REPORT OF CONDITION (Continued)
LIABILITIES

		Dollar Amounts in Thousands
Deposits:
In domestic offices		1,765
Noninterest-bearing	1,765
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		166,958
Total liabilities		437,414
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		290,517
Accumulated other comprehensive income		2,500
Other equity capital components		0
Total equity capital		1,415,537
Total liabilities, minority interest, and equity capital		1,852,951

We, the undersigned directors, attest to the	I, Karen Bayz, Vice President
correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
(Name, Title)
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Michael K. Klugman, President	/s/ Michael K. Klugman

Director #2	Frank Sulzberger, Managing Director	/s/ Frank Sulzberger

Director #3	William D. Lindelof, Vice President	/s/ William D. Lindelof